Exhibit 99.1

Ventas, Inc.       10350 Ormsby Park Place, Suite 300       Louisville, Kentucky 40223       (502) 357•9000       (502) 357•9001 Fax

Contacts:	Debra A. Cafaro
Chairman, President and CEO
or
Richard A. Schweinhart
Executive Vice President and CFO
(502) 357-9000

VENTAS REPORTS FIRST QUARTER NORMALIZED FFO OF $57.5 MILLION;

First Quarter Normalized FFO Per Share Rises 15 Percent to $0.55 Per Share;

Company Increases 2006 Normalized FFO Guidance to $2.23 to $2.25 Per Share

LOUISVILLE, KY (May 1, 2006) – Ventas, Inc. (NYSE: VTR) (“Ventas” or the “Company”) said today that first quarter 2006 normalized Funds from Operations (“FFO”) rose 41 percent to $57.5 million, compared with $40.7 million in the first quarter of 2005. Normalized FFO per diluted share in the first quarter of 2006 increased 15 percent to $0.55 from $0.48 per diluted share for the comparable 2005 period. In the quarter ended March 31, 2006, the Company had 104.3 million weighted average diluted shares outstanding, compared to 85.4 million weighted average diluted shares outstanding a year earlier.

Results for the first quarter benefited from increased rent resulting from the Company’s accelerated investment activity in 2005 and increased rent from the escalator clauses contained in its existing leases.

“With a 15 percent increase in normalized FFO for the first quarter and continued execution of our strategic growth and development plan, we feel 2006 is off to an excellent start,” Ventas President, Chairman and CEO Debra A. Cafaro said. “We remain focused on our goal of delivering reliable cash flow and superior risk-adjusted returns. As we look ahead to the remainder of the year, we are pleased to increase our guidance for 2006 normalized FFO per share to the higher end of the range of $2.23 to $2.25 per share.”

GAAP NET INCOME

Net income for the quarter ended March 31, 2006 was $29.1 million, or $0.28 per diluted share, compared with net income for the quarter ended March 31, 2005 of $27.6 million, or $0.32 per diluted share.

FIRST QUARTER HIGHLIGHTS AND OTHER RECENT DEVELOPMENTS

•	As previously announced, on April 26, 2006, the Company entered into a $500 million unsecured revolving credit facility initially priced at 75 basis points over LIBOR, significantly better than its previous $300 million secured revolving credit facility that was priced at 145 basis points over LIBOR. The new credit facility matures in 2009, subject to a one-year extension at the Company’s option.

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Ventas Reports First Quarter Results

May 1, 2006

•	As previously reported, on March 31, 2006, Ventas completed its purchase of Towne Centre, a 327-unit/bed continuing-care retirement community (CCRC) located in Indiana, in a transaction valued at $29 million. Ventas’s current tenant, Capital Senior Living Corporation (NYSE: CSU) (together with its subsidiaries, “Capital Senior”), was the seller, and Ventas leased the CCRC to Capital Senior at the closing. The triple-net operating lease with Capital Senior has an initial cash yield of 8 percent and is expected to escalate at an average of 2.5 percent per year over the life of the lease. If these annual escalations are achieved, Ventas’s unlevered yield will be 9 percent over the initial ten-year base term of the lease.

•	Also in the first quarter of 2006, Ventas purchased one seniors housing facility and three Alzheimer’s facilities for $19.3 million in two separate transactions. The assets are located in California and Florida and contain 194 units/beds. The leases provide Ventas with an initial cash yield of approximately 8.7 percent and an expected unlevered yield over the life of the leases of 10.5 percent.

•	Since March 31, 2006, Ventas purchased one seniors housing facility located in Florida for $6.9 million. The asset contains 160 units/beds. The lease provides Ventas with an initial cash yield of approximately 8.5 percent and an expected unlevered yield over the life of the lease of approximately 10 percent.

•	With these completed acquisitions, annualized REIT Revenue from Kindred represents approximately 51 percent of the Company’s run rate total revenue, assuming a full year effect of all closed 2006 acquisitions. Annualized revenue from market rate, non-government-reimbursed assets in the Company’s portfolio represents approximately 44 percent of the Company’s annualized revenue on the same basis. Assets leased to Kindred now represent approximately 33 percent of the Company’s total real estate assets, measured on a gross book value basis.

•	The 225 skilled nursing facilities and hospitals leased by the Company to Kindred produced EBITDARM to rent coverage of 2.5 times for the trailing twelve-month period ended December 31, 2005 (the latest date available). Further information detailing these rent coverages by Master Lease and by asset class is contained on a schedule attached to this press release.

•	As previously announced, on April 7, 2006, the Company filed an automatic shelf registration statement with the Securities and Exchange Commission relating to the sale from time to time of various debt and equity securities, which will provide the Company with greater flexibility and efficiency in raising debt and/or equity through the capital markets. The Company has no current intention to issue any securities.

•	The Company’s debt to total capitalization at March 31, 2006 was approximately 35 percent.

•	As of March 31, 2006, Ventas’s enterprise value exceeded $5.3 billion.

•	Ventas expects to file its Form 10-Q for the quarter ended March 31, 2006 on or about May 2, 2006.

FIRST QUARTER 2006 RESULTS

Rental revenue for the quarter ended March 31, 2006 was $96.5 million, of which $50.3 million resulted from leases with Kindred. First quarter 2006 expenses totaled $68.7 million and included $28.5 million of depreciation expense and $33.0 million of interest expense. General, administrative and professional fees totaled $6.7 million and included $0.8 million for non-cash stock-based compensation. Property-level operating expenses relating to the Company’s medical office building portfolio for the period were $0.6 million.

VENTAS RAISES NORMALIZED FFO GUIDANCE FOR 2006

Ventas also stated that it expects its 2006 normalized FFO to be between $2.23 and $2.25 per diluted share, increased from its previous guidance of $2.20 to $2.23 per diluted share. If achieved, this projection represents approximately 7 percent growth in normalized FFO per share.

The Company’s normalized FFO guidance for all periods assumes that all of the Company’s tenants and borrowers continue to meet all of their obligations to the Company. In addition, the Company’s normalized FFO

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Ventas Reports First Quarter Results

May 1, 2006

guidance (and related GAAP earnings projections) excludes gains and losses on the sales of assets and the impact of future, unannounced acquisitions, divestitures (including pursuant to tenant options to purchase) and capital transactions. Its guidance also excludes the future impact of (a) any rent or other amounts derived from the Reset Right, whether through a negotiated resolution with Kindred or the appraisal process set forth in the Master Leases, (b) any expense the Company records for non-cash “swap ineffectiveness” and (c) any expenses related to asset impairment, the write-off of unamortized deferred financing fees, including in connection with the replacement of the Company’s previous secured revolving credit facility with the new $500 million unsecured revolving credit facility, or additional costs, expenses or premiums incurred as a result of early debt retirement.

The Company’s guidance is based on a number of other assumptions, which are subject to change and many of which are outside the control of the Company. If actual results vary from these assumptions, the Company’s expectations may change. There can be no assurance that the Company will achieve these results.

Reconciliation of the Company’s guidance to the Company’s projected GAAP earnings is provided on a schedule attached to this press release. The Company may from time to time update its publicly announced guidance, but it is not obligated to do so.

FIRST QUARTER CONFERENCE CALL

Ventas will hold a conference call to discuss this earnings release on May 2, 2006, at 10:00 a.m. Eastern Time (9:00 a.m. Central Time). The conference call is being webcast live by CCBN and can be accessed at the Company’s website at www.ventasreit.com or www.earnings.com. An online replay of the webcast will be available at approximately 12:00 p.m. Eastern Time and will be archived for 30 days.

Ventas, Inc. is a leading healthcare real estate investment trust that is the nation’s largest owner of seniors housing and long-term care assets. At the date of this press release, Ventas owns 386 healthcare and seniors housing assets in 42 states. Its diverse portfolio includes 41 hospitals, 200 skilled nursing facilities and 145 seniors housing and other assets. More information about Ventas can be found on its website at www.ventasreit.com.

This press release includes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. All statements regarding Ventas, Inc.’s (“Ventas” or the “Company”) and its subsidiaries’ expected future financial position, results of operations, cash flows, funds from operations, dividends and dividend plans, financing plans, business strategy, budgets, projected costs, capital expenditures, competitive positions, growth opportunities, expected lease income, continued qualification as a real estate investment trust (“REIT”), plans and objectives of management for future operations and statements that include words such as “anticipate,” “if,” “believe,” “plan,” “estimate,” “expect,” “intend,” “may,” “could,” “should,” “will” and other similar expressions are forward-looking statements. Such forward-looking statements are inherently uncertain, and security holders must recognize that actual results may differ from the Company’s expectations. The Company does not undertake a duty to update such forward-looking statements, which speak only as of the date on which they are made.

The Company’s actual future results and trends may differ materially depending on a variety of factors discussed in the Company’s filings with the Securities and Exchange Commission. Factors that may affect the Company’s plans or results include without limitation: (a) the ability and willingness of the Company’s operators, tenants, borrowers and other third parties to meet and/or perform the obligations under their various contractual arrangements with the Company; (b) the ability and willingness of Kindred Healthcare, Inc. (together with its subsidiaries, “Kindred”), Brookdale Living Communities, Inc. (together with its subsidiaries, “Brookdale”) and Alterra Healthcare Corporation (together with its subsidiaries, “Alterra”) to meet and/or perform their obligations to indemnify, defend and hold the Company harmless from and against various claims, litigation and liabilities under the Company’s respective contractual arrangements with Kindred, Brookdale and Alterra; (c) the ability of the Company’s operators, tenants and borrowers to maintain the financial strength and liquidity necessary to satisfy their respective obligations and liabilities, including without limitation obligations under their existing credit facilities; (d) the Company’s success in implementing its business strategy and the Company’s ability to identify, underwrite, finance, consummate and integrate diversifying acquisitions or investments, including those in different asset types and outside the United States; (e) the nature and extent of future competition; (f) the extent of future or pending healthcare reform and regulation, including cost containment measures and changes in reimbursement policies, procedures and rates; (g) increases in the Company’s cost of borrowing; (h) the ability of the Company’s operators to deliver high quality care and to attract patients; (i) the results of litigation affecting the Company; (j) changes in general economic conditions and/or economic conditions in the

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Ventas Reports First Quarter Results

May 1, 2006

markets in which the Company may, from time to time, compete; (k) the Company’s ability to pay down, refinance, restructure and/or extend its indebtedness as it becomes due; (l) the movement of interest rates and the resulting impact on the value of and the accounting for the Company’s interest rate swap agreement; (m) the Company’s ability and willingness to maintain its qualification as a REIT due to economic, market, legal, tax or other considerations; (n) final determination of the Company’s taxable net income for the year ended December 31, 2005 and for the year ending December 31, 2006; (o) the ability and willingness of the Company’s tenants to renew their leases with the Company upon expiration of the leases and the Company’s ability to relet its properties on the same or better terms in the event such leases expire and are not renewed by the existing tenants; (p) the impact on the liquidity, financial condition and results of operations of the Company’s operators, borrowers and tenants resulting from increased operating costs and uninsured liabilities for professional liability claims, and the ability of the Company’s operators, borrowers and tenants to accurately estimate the magnitude of such liabilities; and (q) the value of the Company’s rental reset right with Kindred, which is dependent on a variety of factors and is highly speculative. Many of such factors are beyond the control of the Company and its management.

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Ventas Reports First Quarter Results

May 1, 2006

CONDENSED CONSOLIDATED BALANCE SHEETS

As of March 31, 2006, December 31, 2005, September 30, 2005, June 30, 2005 and March 31, 2005

(In thousands, except per share amounts)

	March 31, 2006	December 31, 2005	September 30, 2005	June 30, 2005	March 31, 2005
	(Unaudited)	(Audited)	(Unaudited)	(Unaudited)	(Unaudited)
Assets
Real estate investments:
Land	$298,185	$295,363	$295,017	$277,668	$153,851
Building and improvements	2,778,262	2,732,533	2,718,128	2,582,567	1,401,609

	3,076,447	3,027,896	3,013,145	2,860,235	1,555,460
Accumulated depreciation	(569,675)	(541,346)	(513,098)	(485,476)	(467,285)

Net real estate property	2,506,772	2,486,550	2,500,047	2,374,759	1,088,175
Loans receivable, net	35,870	39,924	52,588	57,540	38,883

Net real estate investments	2,542,642	2,526,474	2,552,635	2,432,299	1,127,058
Cash and cash equivalents	1,466	1,641	5,764	802	1,779
Escrow deposits and restricted cash	61,753	59,667	56,397	51,951	17,764
Deferred financing costs, net	16,844	17,581	17,257	18,314	12,928
Subscriptions receivable	—	—	—	97,020	—
Notes receivable-related parties	2,859	2,841	2,893	2,876	3,234
Other	36,040	30,914	23,184	22,193	11,435

Total assets	$2,661,604	$2,639,118	$2,658,130	$2,625,455	$1,174,198

Liabilities and stockholders’ equity
Liabilities:
Senior notes payable and other debt	$1,854,551	$1,802,564	$1,811,319	$1,832,684	$877,642
Deferred revenue	9,953	10,540	11,126	11,713	12,298
Interest rate swap agreement	577	1,580	6,177	11,155	9,717
Accrued dividend	—	37,343	37,255	—	30,531
Accrued interest	34,636	14,418	30,432	13,639	18,871
Accounts payable and other accrued liabilities	72,726	74,960	77,316	70,710	28,015
Deferred income taxes	30,394	30,394	30,394	30,394	30,394

Total liabilities	2,002,837	1,971,799	2,004,019	1,970,295	1,007,468

Commitments and contingencies
Stockholders’ equity:
Preferred stock, 10,000 shares authorized, unissued	—	—	—	—	—
Common stock, $0.25 par value; 180,000 shares authorized; 103,850, 103,523,103,226, 99,960 and 85,223 shares issued at March 31, 2006, December 31, 2005, September 30, 2005, June 30, 2005 and March 31, 2005, respectively	25,974	25,927	25,890	25,888	21,306
Capital in excess of par value	694,531	692,650	692,676	696,811	210,216
Unearned compensation on restricted stock	—	(713)	(1,017)	(1,301)	(1,616)
Accumulated other comprehensive income (loss)	685	(143)	(942)	(5,343)	(3,327)
Retained earnings (deficit)	(62,308)	(50,402)	(60,280)	(51,746)	(48,255)

	658,882	667,319	656,327	664,309	178,324

Treasury stock, 4, 0, 79, 326 and 413 shares at March 31, 2006, December 31, 2005, September 30, 2005, June 30, 2005 and March 31, 2005, respectively	(115)	—	(2,216)	(9,149)	(11,594)

Total stockholders’ equity	658,767	667,319	654,111	655,160	166,730

Total liabilities and stockholders’ equity	$2,661,604	$2,639,118	$2,658,130	$2,625,455	$1,174,198

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Ventas Reports First Quarter Results

May 1, 2006

CONDENSED CONSOLIDATED STATEMENTS OF INCOME

For the Three Months Ended March 31, 2006 and 2005

(In thousands, except per share amounts)

(Unaudited)

	For the Three Months Ended March 31,
	2006	2005
Revenues:
Rental income	$96,505	$62,536
Interest income from loans receivable	968	652
Interest and other income	341	612

Total revenues	97,814	63,800
Expenses:
Interest	32,957	16,976
Depreciation	28,470	13,220
Property-level operating expenses	622	552
General, administrative and professional fees (including non-cash stock-based compensation expense of $758 and $420, respectively)	6,631	5,440

Total expenses	68,680	36,188

Income before discontinued operations	29,134	27,612
Discontinued operations	—	(39)

Net income	$29,134	$27,573

Earnings per common share:
Basic:
Income before discontinued operations	$0.28	$0.33
Net income	$0.28	$0.33

Diluted:
Income before discontinued operations	$0.28	$0.32
Net income	$0.28	$0.32
Shares used in computing earnings per common share:
Basic	103,751	84,657
Diluted	104,300	85,400

Dividends declared per common share	$0.395	$0.36

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Ventas Reports First Quarter Results

May 1, 2006

QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF INCOME

(In thousands, except per share amounts)

(Unaudited)

	First Quarter 2006	2005 Quarters
		Fourth	Third	Second	First
Revenues:
Rental income	$96,505	$96,274	$93,569	$72,340	$62,536
Interest income from loans receivable	968	1,284	1,573	1,492	652
Interest and other income	341	745	791	1,120	612

Total revenues	97,814	98,303	95,933	74,952	63,800
Expenses:
Interest	32,957	33,612	32,263	22,730	16,976
Depreciation	28,470	28,695	27,694	18,239	13,220
Property-level operating expenses	622	706	677	641	552
General, administrative and professional fees (including non-cash stock-based compensation expense of $758, $574, $471, $506 and $420, respectively)	6,631	6,996	6,580	6,059	5,440
Loss on extinguishment of debt	—	1,376	—	—	—
Net gain on swap breakage	—	(981)	—	—	—
Net proceeds from litigation settlement	—	(15,909)	—	—	—
Contribution to charitable foundation	—	2,000	—	—	—

Total expenses	68,680	56,495	67,214	47,669	36,188

Income before net loss on real estate disposals and discontinued operations	29,134	41,808	28,719	27,283	27,612
Net loss on real estate disposals	—	—	—	(175)	—

Income before discontinued operations	29,134	41,808	28,719	27,108	27,612
Discontinued operations	—	5,413	2	(40)	(39)

Net income	$29,134	$47,221	$28,721	$27,068	$27,573

Earnings per common share:
Basic:
Income before discontinued operations	$0.28	$0.40	$0.28	$0.31	$0.33
Net income	$0.28	$0.46	$0.28	$0.31	$0.33
Diluted:
Income before discontinued operations	$0.28	$0.40	$0.28	$0.30	$0.32
Net income	$0.28	$0.45	$0.28	$0.30	$0.32

Shares used in computing earnings per common share:
Basic	103,751	103,542	103,081	88,574	84,657
Diluted	104,300	104,176	103,880	89,350	85,400

Dividends declared per common share	$0.395	$0.36	$0.36	$0.36	$0.36
Discontinued operations:
Rental income	$—	$230	$202	$202	$203
Interest and other income	—	165	—	—
Interest	—	81	154	196	196
Depreciation	—	15	46	46	46

Income (loss) before gain on sale of real estate	—	299	2	(40)	(39)
Gain on sale of real estate	—	5,114	—	—	—

Discontinued operations	$—	$5,413	$2	$(40)	$(39)

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Ventas Reports First Quarter Results

May 1, 2006

CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

For the Three Months Ended March 31, 2006 and 2005

(In thousands)

(Unaudited)

	For the Three Months Ended March 31,
	2006	2005
Cash flows from operating activities:
Net income	$29,134	$27,573
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation (including amounts in discontinued operations)	28,470	13,266
Amortization of deferred financing costs	770	890
Stock-based compensation	758	420
Straight-lining of rental income	(4,950)	(880)
Amortization of deferred revenue	(603)	(636)
Other	(177)	(1,046)
Changes in operating assets and liabilities:
(Increase) decrease in escrow deposits and restricted cash	(2,086)	8,194
Increase in other assets	(405)	(703)
Increase in accrued interest	20,218	10,128
(Decrease) increase in accounts payable and accrued and other liabilities	(1,973)	859

Net cash provided by operating activities	69,156	58,065
Cash flows from investing activities:
Net investment in real estate property	(48,354)	(31,139)
Investment in loans receivable	—	(27,818)
Proceeds from loans receivable	4,070	997
Other	(231)	966

Net cash used in investing activities	(44,515)	(56,994)
Cash flows from financing activities:
Net change in borrowings under revolving credit facility	52,600	23,300
Proceeds from debt	2,074	—
Repayment of debt	(2,687)	(1,145)
Issuance of common stock	253	2,255
Proceeds from stock option exercises	1,360	699
Cash distribution to stockholders	(78,383)	(27,498)
Other	(33)	(268)

Net cash used in financing activities	(24,816)	(2,657)

Net decrease in cash and cash equivalents	(175)	(1,586)
Cash and cash equivalents at beginning of period	1,641	3,365

Cash and cash equivalents at end of period	$1,466	$1,779

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate property investments	$—	$12,110
Escrow deposits and restricted cash	—	248
Debt assumed	—	12,309
Other liabilities	—	49

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Ventas Reports First Quarter Results

May 1, 2006

QUARTERLY CONDENSED CONSOLIDATED STATEMENTS OF CASH FLOWS

(In thousands)

(Unaudited)

	First Quarter 2006	2005 Quarters
		Fourth	Third	Second	First
Cash flows from operating activities:
Net income	$29,134	$47,221	$28,721	$27,068	$27,573
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation (including amounts in discontinued operations)	28,470	28,710	27,740	18,286	13,266
Amortization of deferred financing costs	770	998	1,058	945	890
Stock-based compensation	758	574	471	506	420
Straight-lining of rental income	(4,950)	(5,895)	(5,558)	(1,954)	(880)
Amortization of deferred revenue	(603)	(1,034)	(1,143)	(684)	(636)
Loss on extinguishment of debt	—	1,358	—	—	—
(Gain) loss on sale of assets (including amounts in discontinued operations)	—	(5,114)	—	175	—
Net gain on swap breakage	—	(981)	—	—	—
Other	(177)	(497)	(577)	(578)	(1,046)
Changes in operating assets and liabilities:
(Increase) decrease in escrows deposits and restricted cash	(2,086)	6,994	(3,085)	(1,983)	8,194
(Increase) decrease in other assets	(405)	(1,330)	5,197	(8,560)	(703)
Increase (decrease) in accrued interest	20,218	(16,014)	17,232	(5,671)	10,128
(Decrease) increase in accounts payable and accrued and other liabilities	(1,973)	(2,788)	1,324	14,567	859

Net cash provided by operating activities	69,156	52,202	71,380	42,117	58,065

Cash flows from investing activities:
Net investment in real estate property	(48,354)	(9,592)	(98,181)	(450,641)	(31,139)
Proceeds from real estate disposals	—	295	—	1,121	—
Investment in loans receivable	—	—	—	(19,515)	(27,818)
Proceeds from loans receivable	4,070	13,084	5,431	762	997
Other	(231)	(563)	(671)	423	966

Net cash (used in) provided by investing activities	(44,515)	3,224	(93,421)	(467,850)	(56,994)
Cash flows from financing activities:
Net change in borrowings under revolving credit facility	52,600	(6,700)	(60,500)	94,100	23,300
Proceeds from debt	2,074	200,000	—	400,000	—
Repayment of debt	(2,687)	(212,823)	(12,321)	(5,699)	(1,145)
Issuance of common stock	253	126	97,144	2,439	2,255
Proceeds from stock option exercises	1,360	2,102	2,681	1,337	699
Cash distribution to stockholders	(78,383)	(37,255)	—	(61,090)	(27,498)
Payment of swap breakage fee	—	(2,320)	—	—	—
Other	(33)	(2,679)	(1)	(6,331)	(268)

Net cash (used in) provided by financing activities	(24,816)	(59,549)	27,003	424,756	(2,657)

Net (decrease) increase in cash and cash equivalents	(175)	(4,123)	4,962	(977)	(1,586)
Cash and cash equivalents at beginning of period	1,641	5,764	802	1,779	3,365

Cash and cash equivalents at end of period	$1,466	$1,641	$5,764	$802	$1,779

Supplemental schedule of non-cash activities:
Assets and liabilities assumed from acquisitions:
Real estate property investments	$—	$10,598	$54,729	$854,134	$12,110
Escrow deposits and restricted cash	—	331	1,361	32,204	248
Other assets acquired	—	—	54	1,506	—
Debt assumed	—	10,768	51,456	466,641	12,309
Other liabilities	—	161	4,688	28,377	49
Issuance of common stock	—	—	—	392,826	—

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Ventas Reports First Quarter Results

May 1, 2006

FUNDS FROM OPERATIONS AND NORMALIZED FFO

(In thousands, except per share amounts)

	First Quarter 2006	2005 Quarters
		Fourth	Third	Second	First
Net income	$29,134	$47,221	$28,721	$27,068	$27,573
Adjustments:
Depreciation on real estate assets	28,329	28,557	27,576	18,144	13,129
Loss on real estate disposals	—	—	—	175	—
Other items:
Discontinued operations:
Gain on sale of real estate	—	(5,114)	—	—	—
Depreciation on real estate assets	—	15	46	46	46

FFO	57,463	70,679	56,343	45,433	40,748
Loss on extinguishment of debt	—	1,376	—	—	—
Contribution to charitable foundation	—	2,000	—	—	—
Net proceeds from litigation settlement	—	(15,909)	—	—	—
Net gain on swap breakage	—	(981)	—	—	—
Bridge loan commitment fee	—	—	—	402	—

Normalized FFO	$57,463	$57,165	$56,343	$45,835	$40,748

Per diluted share:
Net income	$0.28	$0.45	$0.28	$0.30	$0.32
Adjustments:
Depreciation on real estate assets	0.27	0.28	0.26	0.21	0.16
Loss on real estate disposals	—	—	—	—	—
Other items:
Discontinued operations:
Gain on sale of real estate	—	(0.05)	—	—	—
Depreciation on real estate assets	—	—	—	—	—

FFO	0.55	0.68	0.54	0.51	0.48
Loss on extinguishment of debt	—	0.01	—	—	—
Contribution to charitable foundation	—	0.02	—	—	—
Net proceeds from litigation settlement	—	(0.15)	—	—	—
Net gain on swap breakage	—	(0.01)	—	—	—
Bridge loan commitment fee	—	—	—	—	—

Normalized FFO	$0.55	$0.55	$0.54	$0.51	$0.48

Historical cost accounting for real estate assets implicitly assumes that the value of real estate assets diminishes predictably over time. Since real estate values instead have historically risen or fallen with market conditions, many industry investors have considered presentations of operating results for real estate companies that use historical cost accounting to be insufficient by themselves. To overcome this problem, the Company considers FFO an appropriate measure of performance of an equity REIT. The Company uses the National Association of Real Estate Investment Trusts (“NAREIT”) definition of FFO. NAREIT defines FFO as net income, computed in accordance with U.S. generally accepted accounting principles (“GAAP”), excluding gains (or losses) from sales of property, plus real estate depreciation and amortization and after adjustments for unconsolidated partnerships and joint ventures. Adjustments for unconsolidated partnerships and joint ventures will be calculated to reflect FFO on the same basis.

FFO presented herein is not necessarily comparable to FFO presented by other real estate companies due to the fact that not all real estate companies use the same definition. FFO should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is FFO necessarily indicative of sufficient cash flow to fund all of the Company’s needs.

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Ventas Reports First Quarter Results

May 1, 2006

The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, FFO should be examined in conjunction with net income as presented elsewhere in this press release.

Projected Normalized FFO Per Diluted Share for the Year Ending December 31, 2006

The following table illustrates the Company’s projected FFO per diluted share guidance for the year ending December 31, 2006.

	GUIDANCE
	For the Year Ending December 31, 2006
Net income	$1.14	–	$1.16
Adjustments:
Depreciation on real estate assets	1.08	–	1.08

FFO	$2.22	–	$2.24
Loss on extinguishment of debt	0.01	–	0.01

Normalized FFO	$2.23	–	$2.25

Net Debt to Pro Forma EBITDA

The following pro forma information considers the effect on net income, interest and depreciation of the Company’s investments and other capital transactions that were completed during the trailing twelve months ended March 31, 2006, as if the transactions had been consummated as of the beginning of the period. The following table illustrates net debt to pro forma earnings before interest, income taxes, depreciation and amortization (“EBITDA”) (dollars in thousands):

Pro forma net income for the trailing twelve months ended March 31, 2006	$126,501
Add back:
Pro forma interest	142,574
Pro forma depreciation	117,290
Net gain on real estate disposals	(4,939)
Loss on extinguishment of debt	1,376
Net gain on swap breakage	(981)
Stock-based compensation	2,309

Pro forma EBITDA	$384,130

As of March 31, 2006:
Debt	$1,854,551
Cash	(1,466)
Restricted cash pertaining to debt	(7,531)
Escrow deposits pertaining to Section 1031 exchange	(10,075)

Net debt	$1,835,479

Net debt to pro forma EBITDA	4.8x

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Ventas Reports First Quarter Results

May 1, 2006

The Company considers EBITDA a profitability measure which indicates the Company’s ability to service debt. The Company considers the net debt to EBITDA ratio a useful measure to evaluate the Company’s ability to pay its indebtedness. EBITDA presented herein is not necessarily comparable to EBITDA presented by other companies due to the fact that not all companies use the same definition. EBITDA should not be considered as an alternative to net income (determined in accordance with GAAP) as an indicator of the Company’s financial performance or as an alternative to cash flow from operating activities (determined in accordance with GAAP) as a measure of the Company’s liquidity, nor is EBITDA necessarily indicative of sufficient cash flow to fund all of the Company’s needs. The Company believes that in order to facilitate a clear understanding of the consolidated historical operating results of the Company, EBITDA should be examined in conjunction with net income as presented elsewhere in this press release.

Scheduled Maturities of Borrowing Arrangements

The Company’s indebtedness has the following maturities as of March 31, 2006 (in thousands):

As of March 31, 2006
2006	$13,010
2007	157,471
2008	33,020
2009	315,623
2010	265,805
Thereafter	1,069,622

Total	$1,854,551

Ventas – Kindred Portfolio

The following is based on data provided by Kindred to the Company or obtained from Kindred’s public filings. This information reflects Kindred’s EBITDARM and EBITDAR coverage by Master Lease and by asset class:

Kindred Master Lease	Facility Count	TTM[1] EBITDARM Coverage[2,4]	TTM[1] EBITDAR Coverage[3,4]
1	91	2.5x	1.9x
2	46	2.8x	2.2x
3	43	2.2x	1.5x
4	45	2.3x	1.7x

Portfolio	225	2.5x	1.9x

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Ventas Reports First Quarter Results

May 1, 2006

Kindred Asset Class	Facility Count	TTM[1] EBITDARM Coverage[2,4]	TTM[1] EBITDAR Coverage[3,4]
Hospitals	39	3.6x	2.9x
Nursing Homes	186	1.8x	1.2x

Portfolio	225	2.5x	1.9x

[1]	Trailing twelve months EBITDARM and EBITDAR for the period ended December 31, 2005 (the latest available data provided by Kindred) to the Company’s trailing twelve months cash rental revenue.
[2]	Coverage reflects the ratio of Kindred’s EBITDARM to rent. EBITDARM is defined as earnings before interest, income taxes, depreciation, amortization, rent and management fees. In the calculation of trailing twelve months EBITDARM, intercompany profit pertaining to services provided by Kindred’s PeopleFirst Rehabilitation and Pharmacy Divisions for the twelve months ended December 31, 2005 has been eliminated from purchased ancillary expenses within the Ventas portfolio.
3	Coverage reflects the ratio of Kindred’s EBITDAR to rent. EBITDAR is defined as earnings before interest, income taxes, depreciation, amortization and rent, but after deducting a five percent management fee. In the calculation of trailing twelve months EBITDAR, intercompany profit pertaining to Kindred’s PeopleFirst Rehabilitation and Pharmacy Divisions for the twelve months ended December 31, 2005 has been eliminated from purchased ancillary expenses within the Ventas portfolio.
[4]	Coverage excludes the portion of a one-time $55.0 million Medicare reimbursement settlement and a corresponding one-time special employee recognition payment of $15.0 million allocated by Kindred to the Ventas facilities in the second quarter of 2005.

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